PRICEWATERHOUSECOOPERS LLP
950 Seventeenth Street
Suite 2500
Denver CO 80202
Telephone (303) 893 8100

                                                                      EXHIBIT 14

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus/Proxy Statement and Statement of Additional Information constituting parts of this registration statement on Form N-14 (the "Registration Statement") of our report dated February 8, 1999 relating to the financial statements and financial highlights appearing in the December 31, 1998 Annual Report to Shareholders of Founders Discovery Fund and Founders Frontier Fund, which is also incorporated by reference into the Statement of Additional Information.

We also consent to the incorporation by reference of our report into the Prospectus and Statement of Additional Information of Founders Discovery Fund and Founders Frontier Fund, both dated May 1, 1999, which constitute parts of this Registration Statement. We also consent to the references to us under the headings "Independent Accountants" and "Financial Statements" in the Statement of Additional Information and to the reference to us under the heading "Financial Highlights" in the Prospectus of Founders Discovery Fund and Founders Frontier Fund, both dated May 1, 1999.

We also consent to the references to us in the Plan of Reorganization and under the heading "Experts" in the Prospectus/Proxy Statement constituting parts of this Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Denver, Colorado
May 3, 1999